Exhibit 23.1

     TO: Pacificap Entertaitiment Holdings, Inc.

     As registered independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Pacificap Entertainment Holdings, Inc. for the year ended December 31, 2004 of our report dated March 31, 2005 and contained in the Registration Statement No. 333-117'226 of Pacificap Entertainment, Holdings, Inc. Form SB-2 under the Securities Act of .933 insofar as such report relates to the financial statements of Pacificap Entertainment Holdings, Inc. for the year ended December 31, 2004.


                           /s/ RUSSELL BEDFORD STEFANQU MIRCHANDANI LLP
                                Russell Bedford Stefanou Mirchandani LLP





     March 31, 2005
     McLean, Virginia